Exhibit 8.1

Gibson, Dunn & Crutcher LLP 811 Main Street Houston, TX 77002-6117 Tel 346.718.6600 www.gibsondunn.com

September 13, 2021

CONTANGO OIL & GAS COMPANY

111 E. 5th Street, Suite 300

Fort Worth, Texas 76102

Re:    Contango Oil & Gas Company—Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Contango Oil & Gas Company, a Texas corporation (the “Company” or “Our Client”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 (File No. 333-258157) filed on September 13, 2021, and the prospectus contained therein, by IE Pubco Inc., a Delaware corporation (“Pubco”) (together, the “Registration Statement”), and you have requested our opinion as to the U.S. federal income tax matters set forth in the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers.”

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company and PubCo to factual matters through certificates of officers of each of the Company and PubCo (the “Officer’s Certificates”). In addition, this opinion is based upon the factual representations of each of Pubco, Independence Energy LLC, a Delaware limited liability company (“Independence”), and the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed that each of Independence, Pubco and the Company (i) is duly incorporated under the laws of Delaware or Texas, as applicable, and is validly existing and in good standing, and (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization.

For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificates. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Contango Oil & Gas Company

September 13, 2021

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statement and the proxy statement/prospectus constituting part of the Registration Statement, we are of the opinion that the Mergers (as defined in the Registration Statement), taken together, will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, as discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Mergers.” This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificates, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Mergers.” We are opining herein only as to the United States federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other United States federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is being furnished only in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

GIBSON, DUNN & CRUTCHER LLP